Exhibit 99.1

Media Contact:

Dana Stelsel

Corporate Communications Manager

(765) 771-5766

dana.stelsel@wabashnational.com

Investor Relations:

Mike Pettit

Vice President, Finance & Investor Relations

(765) 771-5581

michael.pettit@wabashnational.com

Wabash National Corporation Announces

Fourth Quarter and Full Year 2016 Results

•	Full-year operating income of $202.5 million, an increase of 12 percent over prior year, achieves record performance for a fifth consecutive year
•	Strong operating performance continues as full-year operating income margin increases to 11.0 percent, a year-over-year improvement of 210 basis points
•	Fourth quarter and full-year GAAP earnings of $0.36 and $1.82 per diluted share, down 28 percent and up 21 percent, respectively, over prior year period
•	Fourth quarter and full-year non-GAAP adjusted earnings of $0.38 and $1.85 per diluted share, down 25 percent and up 24 percent, respectively over prior year period
•	Company initiates 2017 shipment guidance of 51,000 to 55,000 trailers and full-year earnings per diluted share guidance of $1.40 to $1.55

LAFAYETTE, Ind. – January 31, 2017 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the fourth quarter and full-year periods ending December 31, 2016.

Net income for the fourth quarter of 2016 was $23.0 million, or $0.36 per diluted share, compared to the fourth quarter of 2015 net income of $33.3 million, or $0.50 per diluted share. Fourth quarter 2016 non-GAAP adjusted earnings decreased $9.9 million as compared to the prior year period to $24.2 million, or $0.38 per diluted share. Non-GAAP adjusted earnings for the fourth quarter of 2016 excludes an early extinguishment of debt charge of $1.4 million incurred in connection with the Company’s purchase of a portion of its outstanding convertible senior notes and $0.5 million of expenses incurred related to the closing of former branch locations. Net sales for the fourth quarter decreased 15 percent to $462 million from $544 million in the prior year quarter and operating income decreased 26 percent to $40.6 million compared to operating income of $54.7 million for the fourth quarter of 2015. Operating EBITDA, a non-GAAP measure that excludes the effects of certain items, for the fourth quarter of 2016 was $53.6 million, a decrease of $15.0 million compared to operating EBITDA for the previous year quarter.

For the twelve months ended December 31, 2016, the Company reported net income of $119.4 million, or $1.82 per diluted share, on net sales of $1.85 billion, compared to net income of $104.3 million, or $1.50 per diluted share, on net sales of $2.03 billion for the twelve months ended December 31, 2015. Full-year 2016 results included charges, net of tax, totaling $2.1 million, or $0.03 per diluted share, related to the early extinguishment of debt incurred with the Company’s purchase of a portion of the outstanding convertible senior notes and the impairment of intangible assets in connection with the Company’s segment realignment announced earlier this year. These charges were slightly offset by gains from the transition and sale of former branch locations. Excluding the impact of these items, non-GAAP adjusted earnings for the full-year 2016 were $121.5 million, or $1.85 per diluted share. Full-year 2015 results include the benefit for adjustments, net of tax, totaling $0.9 million, or $0.01 per diluted share, as gains realized on the sale of the Company’s former retail branch locations were offset by charges for the impairment of certain intangible assets related to streamlining of product branding and the early extinguishment of debt incurred in connection with the refinancing of the Company’s term loan credit facility and repurchases of a portion of the outstanding convertible senior notes. Excluding the impact of these items, non-GAAP adjusted earnings for the full-year 2015 were $103.4 million, or $1.49 per diluted share.

For the full-year 2016, the Company achieved record operating EBITDA of $253.0 million, or 13.7 percent of net sales, as compared to $229.5 million, or 11.3 percent of net sales, for the previous year. The year-over-year improvement in operating performance is attributable to the continued strong demand and outstanding operational execution within the Commercial Trailer Products segment, effective cost management within the Diversified Products segment, along with the realized impact of capital investments in automation and productivity.

The following is a summary of select operating and financial results for the past five quarters:

Three Months Ended
(Dollars in thousands, except per	December 31,	March 31,	June 30,	September 30,	December 31,
share amounts)	2015	2016	2016	2016	2016

Net Sales	$543,711	$447,676	$471,438	$464,272	$462,057

Gross Profit Margin	16.2%	17.8%	19.3%	18.0%	15.5%

Income from Operations	$54,663	$48,185	$58,872	$54,855	$40,621

Income from Operations Margin	10.1%	10.8%	12.5%	11.8%	8.8%

Net Income	$33,286	$27,524	$35,531	$33,378	$23,000

Diluted EPS	$0.50	$0.42	$0.53	$0.51	$0.36

Non-GAAP Measures(1):

Operating EBITDA	$68,643	$59,820	$72,752	$66,821	$53,606

Operating EBITDA Margin	12.6%	13.4%	15.4%	14.4%	11.6%

Adjusted Earnings	$34,138	$27,831	$36,610	$32,901	$24,213

Adjusted Diluted EPS	$0.51	$0.42	$0.55	$0.50	$0.38

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

The following is a summary of select operating and financial results for each of the last five years ending December 31, 2016:

Twelve Months Ended
(Dollars in thousands, except per	December 31,	December 31,	December 31,	December 31,	December 31,
share amounts)	2012	2013	2014	2015	2016

Net Sales	$1,461,854	$1,635,686	$1,863,315	$2,027,489	$1,845,444

Gross Profit Margin	11.2%	13.2%	12.5%	15.0%	17.6%

Income from Operations	$70,484	$103,191	$122,386	$180,369	$202,532

Income from Operations Margin	4.8%	6.3%	6.6%	8.9%	11.0%

Net Income	$105,631	$46,308	$60,930	$104,289	$119,433

Diluted EPS	$1.53	$0.67	$0.85	$1.50	$1.82

Non-GAAP Measures(1):

Operating EBITDA	$118,507	$149,890	$169,048	$229,464	$253,002

Operating EBITDA Margin	8.1%	9.2%	9.1%	11.3%	13.7%

Adjusted Earnings	$64,849	$48,190	$62,992	$103,392	$121,538

Adjusted Diluted EPS	$0.95	$0.70	$0.89	$1.49	$1.85

Notes:

(2)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, chief executive officer, stated, “We are extremely pleased with our consolidated results for 2016 as we set new records in gross profit, gross profit margin, operating income and operating margin. The overall strength in the Company’s operating performance highlights the significant progress made through our growth and diversification initiatives driven by our long-term strategic plan to transform the Company into a diversified industrial manufacturer with a higher growth and margin profile, while leveraging our expertise in lean and six sigma optimization initiatives. These efforts made possible the achievement of record operating income for a fifth consecutive year, at $202.5 million, as well as a 210 basis point improvement in operating income margin to a record level of 11.0 percent.”

Mr. Giromini continued, “New trailer shipments of 60,950 for the year exceeded our previous guidance, driven by strong customer pick-up. We enter 2017 with a strong backlog of orders totaling $802 million, an increase of 25 percent compared to the previous quarter. While we expect order volumes to moderate from the historically elevated levels experienced in 2016 and 2015, we continue to believe the demand environment for trailers will remain healthy as fleet age, regulatory compliance requirements and customer profitability all support a continuation of an extended trailer cycle. That said, we remain laser-focused on driving further productivity improvements throughout the business, optimizing the cost structure and performance of our Diversified Products segment, and developing new growth opportunities through new product and market expansion efforts.”

Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the fourth quarter and full-year periods of 2016 and 2015. As announced in the prior quarter, the Company realigned its reporting segments effective in the second quarter of 2016. The former Retail segment is reported within both Commercial Trailer Products and Diversified Products, as applicable. Prior year periods have been restated to reflect this new segment alignment. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial Trailer Products		Diversified Products
Three months ended December 31
	2016	2015	2016	2015
New trailers shipped	14,600	16,200	550	750
Net sales	$379,343	$433,977	$85,795	$112,694
Gross profit	$59,171	$61,109	$13,535	$27,011
Gross profit margin	15.6%	14.1%	15.8%	24.0%
Income from operations	$49,917	$51,437	$1,124	$12,352
Income from operations margin	13.2%	11.9%	1.3%	11.0%

Twelve months ended December 31
	2016	2015	2016	2015
New trailers shipped	58,850	61,300	2,100	3,400
Net sales	$1,506,110	$1,582,241	$352,404	$456,927
Gross profit	$253,274	$197,777	$75,630	$107,023
Gross profit margin	16.8%	12.5%	21.5%	23.4%
Income from operations	$212,351	$159,385	$24,595	$51,078
Income from operations margin	14.1%	10.1%	7.0%	11.2%

Commercial Trailer Products’ gross profit margin for the fourth quarter increased 150 basis points as compared to the prior year period in spite of the $55 million, or 13 percent, decrease in net sales. The year-over-year decline in net sales is primarily due to lower new trailer shipments, while the increase in gross profit margin is due to continued execution of a pricing strategy committed to favoring margin over volume, operational excellence within our manufacturing facilities and continued material cost optimization. Operating income decreased $1.5 million, or 3 percent, from the fourth quarter last year to $49.9 million, or 13.2 percent of net sales.

Diversified Products’ net sales for the fourth quarter decreased $27 million, or 24 percent, due primarily to the decline in tank trailer shipments compared to the previous year period. The decrease in tank trailer demand is attributed to continued softness in the chemical and energy end markets. As a result of the lower demand levels, gross profit and gross profit margin decreased $13.5 million and 820 basis points, respectively. Operating income for the fourth quarter of 2016 was $1.1 million, or 1.3 percent of net sales, a decrease of $11.2 million compared to the same period last year.

2017 Outlook

“We enter 2017 with great momentum from a record 2016, a healthy trailer demand environment generating a strong backlog, continued excellence in operational performance, and the potential for organic growth through diversification and innovative new product introductions,” Mr. Giromini explained. “Coupled with an industry demand forecast that is meaningfully above replacement demand levels for a fourth consecutive year, our full-year new trailer and earnings guidance for 2017 is 51,000 to 55,000 units and $1.40 to $1.55 per diluted share.”

Capital Allocation

For the three and twelve month periods ending December 31, 2016, Wabash National repurchased $38.8 million and $77.0 million, respectively, of shares under the Company’s share repurchase program authorized by the Board of Directors in February 2016. In addition, during the fourth quarter of 2016 the Company purchased $46.9 million in principal of its outstanding convertible notes and for the full year purchased $82.0 million in principal. Furthermore, in December 2016 the Company announced the reinstatement of a dividend program by which it will pay a regular quarterly cash dividend to the stockholders of its common stock.

Jeff Taylor, senior vice president and chief financial officer, stated, "These actions demonstrate the confidence in our financial outlook and our ability to generate free cash flow, both near and long term, and reinforces our commitment to deliver shareholder value while maintaining the flexibility to continue to execute our strategic plan for profitable growth and diversification.”

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of goodwill and other intangible assets, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share for the three- and twelve-month periods ending December 31, 2016 and 2015 reflect adjustments for charges incurred in connection with the losses attributable to the Company’s extinguishment of debt, impairment of goodwill and other intangible assets, as well as income or losses recognized on sale of former branch locations. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and net income per diluted share is included in the tables following this release.

Fourth Quarter and Full-Year 2016 Conference Call

Wabash National will conduct a conference call to review and discuss its fourth quarter and full-year results on February 1, 2017 at 10:00 a.m. EST.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through April 26, 2017. Meeting access also will be available via conference call at 888-771-4371, participant code 44112814.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Garsite, Progress Tank, Transcraft®, Walker Engineered Products, and Walker Transport. Visit www.wabashnational.com to learn more.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, the statements above under “2017 Outlook” as well as all statements regarding the Company’s outlook for trailer shipments, backlog, expectations regarding demand levels for trailers, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Net sales	$462,057	$543,711	$1,845,444	$2,027,489
Cost of sales	390,572	455,892	1,519,910	1,724,046
Gross profit	71,485	87,819	325,534	303,443

General and administrative expenses	19,036	19,738	74,129	73,495
Selling expenses	6,849	7,017	27,270	27,233
Amortization of intangibles	4,979	5,314	19,940	21,259
Other operating expenses	-	1,087	1,663	1,087
Income from operations	40,621	54,663	202,532	180,369

Other income (expense):
Interest expense	(3,725)	(4,789)	(15,663)	(19,548)
Other, net	(1,679)	(10)	(1,452)	2,490
Income before income taxes	35,217	49,864	185,417	163,311
Income tax expense	12,217	16,578	65,984	59,022
Net income	$23,000	$33,286	$119,433	$104,289
Basic net income per share	$0.37	$0.50	$1.87	$1.55
Diluted net income per share	$0.36	$0.50	$1.82	$1.50

Comprehensive income
Net income	$23,000	$33,286	$119,433	$104,289
Foreign currency translation adjustment	(403)	(121)	(1,347)	(863)
Net comprehensive income	$22,597	$33,165	$118,086	$103,426

Basic net income per share:
Net income applicable to common stockholders	$23,000	$33,286	$119,433	$104,289
Weighted average common shares outstanding	61,469	65,994	63,729	67,201
Basic net income per share	$0.37	$0.50	$1.87	$1.55

Diluted net income per share:
Net income applicable to common stockholders	$23,000	$33,286	$119,433	$104,289

Weighted average common shares outstanding	61,469	65,994	63,729	67,201
Dilutive shares from assumed conversion of convertible senior notes	945	125	794	1,128
Dilutive stock options and restricted stock	1,287	1,099	1,239	1,039
Diluted weighted average common shares outstanding	63,701	67,218	65,762	69,368
Diluted net income per share	$0.36	$0.50	$1.82	$1.50

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

	Commercial	Diversified	Corporate and
Three Months Ended December 31,	Trailer Products	Products	Eliminations	Consolidated
2016
New trailers shipped	14,600	550	-	15,150
Used trailers shipped	150	-	-	150

New trailers	$359,767	$33,353	$-	$393,120
Used trailers	1,796	562	-	2,358
Components, parts and service	13,082	22,867	(3,055)	32,894
Equipment and other	4,698	29,013	(26)	33,685
Total net external sales	$379,343	$85,795	$(3,081)	$462,057

Gross profit	$59,171	$13,535	$(1,221)	$71,485
Income (Loss) from operations	$49,917	$1,124	$(10,420)	$40,621

2015
New trailers shipped	16,200	750	-	16,950
Used trailers shipped	550	50	-	600

New trailers	$404,615	$48,416	$-	$453,031
Used trailers	8,941	1,145	-	10,086
Components, parts and service	14,798	27,534	(2,960)	39,372
Equipment and other	5,623	35,599	-	41,222
Total net external sales	$433,977	$112,694	$(2,960)	$543,711

Gross profit	$61,109	$27,011	$(304)	$87,816
Income (Loss) from operations	$51,437	$12,352	$(9,127)	$54,662

Twelve Months Ended December 31,
2016
New trailers shipped	58,850	2,100	-	60,950
Used trailers shipped	950	100	-	1,050

New trailers	$1,421,586	$129,639	$(89)	$1,551,136
Used trailers	11,998	3,176	-	15,174
Components, parts and service	56,191	111,519	(12,955)	154,755
Equipment and other	16,335	108,070	(26)	124,379
Total net external sales	$1,506,110	$352,404	$(13,070)	$1,845,444

Gross profit	$253,274	$75,630	$(3,370)	$325,534
Income (Loss) from operations	$212,351	$24,595	$(34,414)	$202,532

2015
New trailers shipped	61,300	3,400	-	64,700
Used trailers shipped	1,900	150	-	2,050

New trailers	$1,474,201	$218,028	$-	$1,692,229
Used trailers	31,022	4,558	-	35,580
Components, parts and service	60,482	119,696	(11,628)	168,550
Equipment and other	16,536	114,645	(51)	131,130
Total net external sales	$1,582,241	$456,927	$(11,679)	$2,027,489

Gross profit	$197,777	$107,023	$(1,356)	$303,444
Income (Loss) from operations	$159,385	$51,078	$(30,094)	$180,369

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$163,467	$178,853
Accounts receivable	153,634	152,824
Inventories	139,953	166,982
Deferred income taxes	-	22,431
Prepaid expenses and other	24,351	8,417
Total current assets	$481,405	$529,507

Property, plant and equipment	134,138	140,438

Deferred income taxes	20,343	1,358

Goodwill	148,367	149,718

Intangible assets	94,405	114,616

Other assets	20,075	14,033
	$898,733	$949,670

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$2,468	$37,611
Current portion of capital lease obligations	494	806
Accounts payable	71,338	79,618
Other accrued liabilities	92,314	93,042
Total current liabilities	$166,614	$211,077

Long-term debt	233,465	274,885

Capital lease obligations	1,409	1,875

Deferred income taxes	499	1,497

Other noncurrent liabilities	24,355	20,525

Commitments and contingencies

Stockholders' equity	472,391	439,811
	$898,733	$949,670

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2016	2015

Cash flows from operating activities
Net income	$119,433	$104,289
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	16,830	16,739
Amortization of intangibles	19,940	21,259
Net loss (gain) on the sale of assets	101	(8,299)
Deferred income taxes	2,448	(7,749)
Loss on debt extinguishment	1,895	5,808
Stock-based compensation	12,038	10,010
Non-cash interest expense	3,475	5,222
Impairment of goodwill and other intangibles	1,663	1,087
Changes in operating assets and liabilities
Accounts receivable	(809)	(17,618)
Inventories	24,969	10,162
Prepaid expenses and other	(10,147)	1,786
Accounts payable and accrued liabilities	(13,002)	(12,243)
Other, net	(84)	1,342
Net cash provided by operating activities	$178,750	$131,795

Cash flows from investing activities
Capital expenditures	(20,342)	(20,847)
Proceeds from the sale of property, plant & equipment	19	13,203
Other, net	3,014	-
Net cash used in investing activities	$(17,309)	$(7,644)

Cash flows from financing activities
Proceeds from exercise of stock options	4,831	2,012
Borrowings under revolving credit facilities	618	1,134
Payments under revolving credit facilities	(618)	(1,134)
Principal payments under capital lease obligations	(779)	(4,201)
Proceeds from issuance of term loan credit facility	-	192,845
Principal payments under term loan credit facility	(1,928)	(194,291)
Principal payments under industrial revenue bond	(473)	(496)
Debt issuance costs paid	-	(2,587)
Convertible notes repurchase	(98,922)	(22,936)
Stock repurchase	(79,556)	(61,757)
Net cash used in financing activities	$(176,827)	$(91,411)

Net (decrease) increase in cash and cash equivalents	$(15,386)	$32,740
Cash and cash equivalents at beginning of period	178,853	146,113
Cash and cash equivalents at end of period	$163,467	$178,853

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA[1]:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income	$23,000	$33,286	$119,433	$104,289
Income tax expense	12,217	16,578	65,984	59,022
Interest expense	3,725	4,789	15,663	19,548
Depreciation and amortization	9,565	9,538	36,769	37,998
Stock-based compensation	3,420	3,355	12,038	10,010
Impairment of goodwill and other intangibles	-	1,087	1,663	1,087
Other non-operating expense (income)	1,679	10	1,452	(2,490)
Operating EBITDA	$53,606	$68,643	$253,002	$229,464

	Three Months Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Net income	$27,524	$35,531	$33,378	$23,000
Income tax expense	16,166	19,197	18,401	12,217
Interest expense	4,095	3,937	3,906	3,725
Depreciation and amortization	9,165	8,986	9,052	9,565
Stock-based compensation	2,470	3,232	2,915	3,420
Impairment of goodwill and other intangibles	-	1,663	-	-
Other non-operating expense (income)	398	206	(831)	1,679
Operating EBITDA	$59,818	$72,752	$66,821	$53,606

Adjusted Earnings[2]:
	Three Months Ended December 31,				Twelve Months Ended December 31,
	2016		2015		2016		2015
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net income	$23,000	$0.36	$33,286	$0.50	$119,433	$1.82	$104,289	$1.50

Adjustments:
Branch transactions[3]	450	0.01	-	-	(290)	-	(8,345)	(0.12)
Impairment of goodwill and other intangibles	-	-	1,087	0.02	1,663	0.03	1,087	0.02
Loss on debt extinguishment	1,408	0.02	188	-	1,895	0.03	5,807	0.08
Tax effect of aforementioned items	(645)	(0.01)	(423)	(0.01)	(1,163)	(0.02)	554	0.01

Adjusted earnings	$24,213	$0.38	$34,138	$0.51	$121,538	$1.85	$103,392	$1.49

Weighted Average # of Diluted Shares O/S	63,701		67,218		65,762		69,368

	Three Months Ended
	March 31, 2016		June 30, 2016		September 30, 2016
	$	Per Share	$	Per Share	$	Per Share

Net Income	$27,524	$0.42	$35,531	$0.53	$33,378	$0.51

Adjustments:
Branch transactions[3]	-	-	-	-	(740)	(0.01)
Impairment of goodwill and other intangibles	-	-	1,663	0.02	-	-
Loss on debt extinguishment	487	0.01	-	-	-	-
Tax effect of aforementioned items	(180)	-	(584)	(0.01)	263	-

Adjusted earnings	$27,831	$0.42	$36,610	$0.55	$32,901	$0.50

Weighted Average # of Diluted Shares O/S	66,224		67,115		66,032

[1]	Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of intangibles and other non-operating income and expense.

[2]	Adjusted earnings and adjusted earnings per diluted share reflect adjustments for income (loss) recognized on the sale of former retail branch locations as well as charges related to losses incurred in connection with the Company’s extinguishment of debt and impairment of goodwill or other intangible assets.

[3]	Branch transactions in 2016 relate to gains (losses) incurred for sale of our branch locations in Phoenix, Denver and Miami. Branch transactions for 2015 are comprised of the sale of assets for three West Coast branches in 2014 and the real estate associated with these same branches in 2015.